As filed with the Securities and Exchange Commission on June 17, 2020

Registration No. 333-239198

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 Amendment No. 1 to

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CHICKEN SOUP FOR THE SOUL ENTERTAINMENT INC.
(Exact name of registrant as specified in its charter)

Delaware	7819	81- 2560811
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

132 E. Putnam Avenue, Floor 2W

Cos Cob, CT 06807
(855) 398-0443
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William J. Rouhana, Jr., Chairman and Chief Executive Officer

Chicken Soup for the Soul Entertainment Inc.
132 E. Putnam Avenue, Floor 2W

Cos Cob, CT 06807
(855) 398-0443

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Alan Miller, Esq.

Brian L. Ross, Esq.

Melissa M. Curvino, Esq.

Graubard Miller

The Chrysler Building

405 Lexington Avenue

New York, New York 10174

Telephone: (212) 818-8800

Facsimile: (212) 818-8881

Brad L. Shiffman, Esq. Blank Rome LLP 1271 Avenue of the Americas New York, New York 10020 Telephone: (212) 885-5000 Facsimile: (212) 885-5001

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Proposed maximum aggregate offering price (1)(2)	Amount of registration fee
[%] Notes due 2025	$28,750,000	$3,731.75
Total		$3,731.75

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2)	Includes up to $3,750,000 in aggregate principal amount of additional notes which may be issued upon the exercise of a 30-day option granted to the underwriters to cover overallotments, if any.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Chicken Soup for the Soul Entertainment Inc. is filing this Amendment No. 1 to its registration statement on Form S-1 (SEC File No. 333-239198) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Form of Underwriting Agreement between the Company and Ladenburg Thalmann & Co., Inc., as representative of the several underwriters named therein

3.1	Certificate of Incorporation (1)

3.2	Bylaws (1)

4.1*	Form of Indenture, by and between the Company and U.S. Bank National Association

4.2*	Form of Supplemental Indenture between the Company and U.S. Bank National Association, as Trustee

4.3*	Form of [*]% Notes due 2025 (included as Exhibit A to the Form of Supplemental Indenture filed as Exhibit 4.2)

5.1*	Opinion of Graubard Miller

23.1*	Consent of Rosenfield and Company, PLLC

23.2*	Consent of PricewaterhouseCoopers LLP

23.3*	Consent of Graubard Miller (included in its opinion filed as Exhibit 5.1)

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as Trustee under the Indenture. (2)

99.1*	Unaudited Pro Forma Condensed Consolidated Financial Information as of and for the year ended December 31, 2019

*	Previously filed.

(1)	Incorporated by reference to the Registrant’s Registration Statement on Form 1-A (SEC File No. 024-10704).
(2)	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cos Cob, Connecticut, on the 17th day of June, 2020.

CHICKEN SOUP FOR THE SOUL
ENTERTAINMENT INC.

By:	/s/ William J. Rouhana, Jr.
Name:	William J. Rouhana, Jr.
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name		Position	Date

By:	/s/ William J. Rouhana Jr.	Chairman and Chief Executive	June 17, 2020
	William J. Rouhana Jr.	Officer (Principal Executive Officer)

By:	/s/ Scott W. Seaton	Vice Chairman and Director	June 17, 2020
Scott W. Seaton

By:	/s/ Christopher Mitchell	Chief Financial Officer (Principal Financial Officer)	June 17, 2020
Christopher Mitchell

By:	/s/ Daniel Sanchez	Chief Accounting Officer (Principal Accounting Officer)	June 17, 2020
Daniel Sanchez

By:	/s/ Amy Newmark	Director	June 17, 2020
Amy Newmark

By:	/s/ Cosmo DeNicola	Director	June 17, 2020
Cosmo DeNicola

By:	/s/ Fred Cohen	Director	June 17, 2020
Fred Cohen

By:	/s/ Christina Weiss Lurie	Director	June 17, 2020
Christina Weiss Lurie

By:	/s/ Diana Wilkin	Director	June 17, 2020
Diana Wilkin

By:	/s/ Martin Pompadur	Director	June 17, 2020
Martin Pompadur